                                 AMENDMENT NO. 1
                                       TO
                             STOCK OPTION AGREEMENT

         THIS AMENDMENT NO. 1 (the "Amendment"), dated as of February 22, 2001 to that certain stock option agreement June 16, 1997 (the "Agreement"), by and among Damark International, Inc., a Minnesota corporation (the "Company"), and Stephen J. Hemsley, a Minnesota resident ("Optionee").

         WHEREAS, the Company granted Optionee an option to purchase 40,000 shares of the Company's Class A Common Stock at an exercise price of $14.25 per share; and

         WHEREAS, the Company's Board of Directors has approved an amendment to the Agreement,

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

         1. TERM OF OPTION. The first sentence of Paragraph 3 of the Agreement is hereby amended to read as follows in its entirety:

         "The Option shall expire (the "Expiration Date") on June 16, 2007 regardless of whether Optionee continues his service as a director of the Company."

         2. BINDING EFFECT. The Agreement shall continue in full force and effect as amended hereby.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                           DAMARK INTERNATIONAL, INC.


                                           By:   /s/ George S. Richards
                                               -------------------------------
                                                George S. Richards, President


                                             /s/ Stephen J. Hemsley
                                           -----------------------------------
                                            Stephen J. Hemsley